TWIN DISC, INC

Investor Presentation



DISCLOSURES

Safe Harbor Statement

This presentation contains statements that are forward-looking within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's current expectations that are based on assumptions that are subject to risks and uncertainties. Actual results may vary because of variations between these assumptions and actual performance. Investors are referred to Twin Disc's fiscal year 2025 Annual Report and Form 10-K, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information," which outlines certain risks regarding the Company's forward-looking statements. Copies of the Company's SEC filings may be obtained from the SEC, and are available on Twin Disc's web site (www.twindisc.com), or by request from the Investor Relations department at the Company.

Non-GAAP Financial Disclosures

Financial information excluding the impact of asset impairments, restructuring charges, foreign currency exchange rate changes and the impact of acquisitions, if any, in this presentation are not measures that are defined in U.S. Generally Accepted Accounting Principles ("GAAP"). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company's business performance and trends excluding these amounts. These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definitions

Organic net sales is defined as net sales excluding the recent acquisition of Kobelt while adjusting for the effects of foreign currency exchange.

Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated as net earnings or loss excluding interest expense, the provision or benefit for income taxes, depreciation and amortization expenses.

Net debt is calculated as total debt less cash.

Net Leverage Ratio is calculated as net debt divided by the sum of EBITDA over the last twelve months.

Free cash flow is calculated as net cash provided (used) by operating activities less acquisition of fixed assets.

INVESTMENT HIGHLIGHTS

- A leader in global power transmission technology with an increasingly diversified IP-protected portfolio
- Well-positioned to benefit from tailwinds in defense markets and hybrid transmissions supported by robust backlog
- Margin enhancement and operational initiatives driving favorable financial results
- Track record of successfully integrating acquisitions
- Strong cash flow generation and balance sheet to support growth

THIRD QUARTER HIGHLIGHTS

Strategic

- Sales growth driven by marine & propulsion strength, Veth demand, and contributions from acquisitions and FX
- Margin expansion supported by higher volumes and ongoing improvement initiatives
- Board approved Finland facility expansion to support long-term capacity growth and European demand
- Defense remains a key long-term growth driver with continued backlog and pipeline strength
- Healthy demand with growing backlog providing strong forward visibility
- Improving working capital, with inventory as a percentage of backlog trending more optimal

Financial

- Q3 sales +19.0% vs. YA to $96.7 million
  - Organic sales +7.0% vs. YA
- Net Income of $3.3 million, up significantly vs. YA
- EBITDA of $9.4 million, up 135.1% vs. YA
  - EBITDA margin up 480 basis points vs. YA
- Generated positive Operating Cash Flow of $5.3 million and Free Cash Flow of $1.8 million during the quarter, both up significantly vs. YA
- Six-month backlog of ~$179.5 million, up sequentially and supported by continued demand strength

CAPTURING ROBUST DEFENSE MARKET DEMAND WITH RUNWAY FOR GROWTH

TWIN DISC

Robust Defense Activity

+13%

YoY Increase in 2026 US Defense Spending [1]

+150%

YoY Increase in NATO Defense Spend Target as percentage of GDP [2] [3]

Sources: 1) U.S. Department of Defense, FY2026 Defense Budget Briefing; 2) NATO, "Funding NATO"; 3) Atlantic Council, "Who's at 2 Percent?";

TWIN Well Positioned

Select Defense Products



Marine Transmissions, Controls & Steering Systems



Propulsions Systems



Transmissions, Gearboxes, and Transfer Cases

Major Geographies

North America

Europe

Asia Pacific

Select Defense End Users

U.S.ARMY

UNITED STATES NAVY

Delivering Results

~15% Defense as a percentage of Total Backlog

+20% Q3 YoY Increase of Defense Total Backlog*

$50-75M Defense Related Pipeline

Note: Total Backlog figures are reflective of greater than six-month period. Defense spend represents management estimates.

MARINE & PROPULSION SYSTEMS

- Sales up 20.0% vs. YA
- Performance driven by continued demand for Veth products
- Improved sequential aftermarket execution
- Healthy demand across workboat, government, and specialty marine applications
- Sustained interest in higher-content propulsion solutions and integrated systems





LAND-BASED TRANSMISSIONS





- Sales increased by 22.2% vs. YA, primarily driven by improved shipment volumes
- Customer caution persists in North America, with rebuilds and refurbishments outpacing new equipment purchases
- Order improvements across Latin America, North America, and China, signaling strengthening demand trends
- Some China shipments shifted to Q4 due to customer timing preferences
- Continued progress on next-generation electrified and hybrid solutions supporting long-term demand

INDUSTRIAL

- Sales increased by 15.2% vs. YA, due in part to the acquisition of Kobelt
  - Kobelt acquisition counted as inorganic sales for approximately half of our fiscal third quarter
- Stable underlying demand across industrial end markets
- Continued focus on higher-content solutions and leveraging engineering capabilities across the platform
- Operational execution improving, supporting longer-term margin opportunity





CONTINUED BACKLOG GROWTH

BACKLOG AND INVENTORY % OF BACKLOG



$133.7
$150.5
$163.3
$175.3
$179.5
103%
101%
97%
93%
89%
3QF25
4QF25
1QF26
2QF26
3QF26
Backlog ($MM)
Inventory (% Backlog)

- Healthy 6-month backlog higher sequentially and on a year-over-year basis
  - Growth in backlog led by broad-based demand across core markets, led by strength in land-based transmissions and continued defense-related order activity
  - Negative FX impact of $2.5 million from prior quarter

Note: Backlog figures are reflective of a six-month period. The six-month order backlog is considered more representative of operating conditions than total backlog.

LONG-TERM STRATEGY

- Leading Hybrid/Electric solution provider for niche marine and land-based applications
- Continued expansion of acquisitions to reach new markets and geographies
- Rationalize global footprint for efficiency and customer response
- Increased focus on controls and system integration rather than individual components
- M&A priorities: Industrial and Marine Technology (Hybrid focus)

2030 FY Targets

- $500M Revenue
- 30% Gross Margins
- >60% FCF Conversion

FINANCIAL OVERVIEW

FINANCIAL PERFORMANCE

SALES
($ in millions)



$81.2
$96.7
3QF25
3QF26

- Continued healthy demand across global markets
- Contribution from acquisitions and operational execution driving performance and sales growth

EARNINGS PER SHARE



$0.23
($0.11)
3QF25
3QF26

- EPS improvement attributable to higher operating income from increased sales and margin expansion

SALES DIVERSITY

SALES BY PRODUCT GROUP

($ in millions)


$4.4
$9.7
$17.8
$49.3
$4.6
$11.2
$21.7
$59.1
3QF25
3QF26
Marine & Propulsion Systems
Land-Based Transmissions
Industrial
Other

Sales growth driven by strength and contributions from acquisitions:

- Consistent demand across core marine and propulsion end markets, particularly Veth products
- Incremental revenue contribution from acquisitions, including Kobelt, supporting overall growth

SALES MIX BY GEOGRAPHY


9%
22%
43%
26%
7%
20%
43%
30%
3QF25
3QF26
North America
Europe
Asia Pacific
Other

- Increased proportion of sales in North American markets with strong marine demand

STRONG BALANCE SHEET

BALANCE SHEET

($ in millions)


$40.8
$45.1
$16.2
$16.1
$24.5
$29.0
Total Debt
Cash
Net Debt
3QF25
3QF26

LTM EBITDA

($ in millions)


$23.8
$25.8
3QF25
3QF26

NET LEVERAGE RATIO


1.0x
1.1x
3QF25
3QF26

- Increase primarily due to acquisition of Kobelt

MARGINS & NEAR-TERM EXPECTATIONS

THIRD QUARTER TWIN DISC GROSS MARGIN


28.1%
26.7%
3QF25
3QF26

THIRD QUARTER GROSS MARGIN DRIVERS

- Gross margin increased by ~134 basis points vs. YA, driven by higher volumes, and improved operational execution
- Benefits of successful margin improvement initiatives and operating leverage on stronger revenue growth

INFLATION & SUPPLY CHAIN EXPECTATIONS

- Monitoring evolving tariff landscape and executing mitigation tactics, adjusting manufacturing strategy accordingly
- Tariff impact expected ~1-3% of COGS in upcoming quarter driven by favorable regional mix

CAPITAL ALLOCATION FRAMEWORK

TWIN DISC

- Debt Reduction
- Return Capital to Shareholders (Dividends)
- Organic Growth Investments
- Bolt-On & Transformational Acquisitions
- Return Capital to Shareholders (Share Repurchases)

Focus Areas	▪ Research & Development ▪ Geographic diversification / expansion ▪ Marketing
Strategic Fit	▪ Diversification away from Oil & Gas ▪ Acquisition logic immediately evident
Financial Fit	▪ Clear value creation potential ▪ Consistent business performance ▪ Internal Rate of Return > WACC
Other Considerations	▪ Platform for transformative expansion ▪ Can enhance network and capabilities

KEY TAKEAWAYS

TWIN DISC

- Delivered a solid quarter with strong revenue growth, significant margin expansion, and improved free cash flow generation, reflecting improved execution and healthy demand
- Demand environment remains constructive, with backlog increasing sequentially and providing strong visibility into the balance of the fiscal year
- Operational execution improving, as higher shipments drove inventory reduction and supported a more favorable working capital setup heading into Q4
- Defense momentum continues to build in backlog and pipeline, supporting longer-term growth, while strategic investments and footprint optimization initiatives position the business for sustained profitability

Q&A

Fiscal 2026 Third Quarter Earnings Call



APPENDIX

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

RECONCILIATION OF REPORTED NET SALES TO ORGANIC NET SALES
(In thousands; unaudited)

	3Q26	3Q25
Net Sales	$96,694	$81,242
Less: Acquisition[(1)]	(2,248)	-
Less: Foreign Currency Impact	(7,518)	-
Organic Net Sales	$86,928	$81,242

[(1)]Accounts for sales contributed by the acquisition of Kobelt

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

TWIN DISC

RECONCILIATION OF TOTAL DEBT TO NET DEBT TO EBITDA LEVERAGE RATIO CALCULATION

(In thousands; unaudited)

	March 27, 2026	March 28, 2025
Current maturities of long-term debt	$3,000	$2,000
Long-term debt	42,068	38,774
Total debt	$45,068	$40,774
Less cash	16,114	16,245
Net debt	$28,954	$24,529
LTM EBITDA	25,838	23,831
Net Leverage Ratio	1.1x	1.0x

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

TWIN DISC

RECONCILIATION OF CONSOLIDATED NET INCOME TO EBITDA

(In thousands; unaudited)

	3Q26	2Q26	1Q26	FY25	4Q25	3QF25
Net Income (loss) attributable to Twin Disc	$3,325	$22,371	($518)	($1,894)	$1,424	($1,472)
Interest expense	790	772	800	2,646	855	660
Income tax expense	1,839	(21,780)	983	3,368	47	1,142
Depreciation and amortization	3,425	3,336	3,464	14,899	4,705	3,659
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$9,379	$4,699	$4,729	$19,019	$7,031	$3,989

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

TWIN DISC

RECONCILIATION OF NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands; unaudited)

	For the Quarter Ended	
	March 27, 2026	March 28, 2025
Net cash provided (used) by operating activities	$5,307	$3,216
Acquisition of property, plant, and equipment	(3,556)	(2,310)
Free cash flow	$1,751	$906